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                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 33-23490, 33-28309, 33-56932, 33-89862,
33-89864, 333-06469, 333-76245, 333-84583 and 333-37154), on Form S-4 (No.
333-48700) and on Form S-3 (No. 333-45116) of Plexus Corp. and subsidiaries of our reports dated October 26, 2000, except for certain information in Note 6 for which the date is November 7, 2000, relating to the financial statements and financial statement schedules, which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP


December 14, 2000